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                                                                    Exhibit 99.2
                          NEWS RELEASE


HOST MARRIOTT
CORPORATION                                     10400 Fernwood Road
                                                Bethesda, MD 20817


Contact:              Greg Larson
                      Senior Vice President
                      Host Marriott Corporation
                      301-380-2076



HOST MARRIOTT CORPORATION CLOSES SALES OF THE VAIL MARRIOTT AND PITTSBURGH MARRIOTT CITY CENTER HOTELS


BETHESDA, MD; December 21, 2001 -- Host Marriott Corporation (NYSE: HMT) today announced that it has closed on the previously announced sale of the Vail Marriott hotel to Vail Resorts Inc. The Company also announced the closing of the sale of the Pittsburgh Marriott City Center hotel to the Shaner Hotel Group. Total sale proceeds for the two properties were approximately $65 million. Approximately $20 million of the proceeds will be used to repay the remaining outstanding balance under the revolving credit facility, with the balance being retained for general corporate purposes.

     Host Marriott is a lodging real estate investment trust which currently owns or holds controlling interests in 122 upper upscale and luxury hotel properties primarily operated under the Marriott, Ritz-Carlton, Hyatt, Four Seasons and Swissotel brand names. For further information on Host Marriott Corporation, please visit the company's website at www.hostmarriott.com.
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     Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic, business and financing conditions, competition and governmental actions will affect future transactions, results, performance and achievements.


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